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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A
                                (AMENDMENT NO. 2)

                For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of The
                         Securities Exchange Act of 1934


                                  ZONAGEN, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                  76-0233274
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


    2408 TIMBERLOCH PLACE, SUITE B-4
         THE WOODLANDS, TEXAS                             77380
 (Address of principal executive office)               (Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

          TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED:                   EACH CLASS IS TO BE REGISTERED:

    Rights to purchase Series One                    Pacific Stock Exchange
Junior Participating Preferred Stock

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: not applicable.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

          TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED:                EACH CLASS IS TO BE REGISTERED:

    Rights to purchase Series One                 Nasdaq National Market
Junior Participating Preferred Stock



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         This amendment amends the Company's registration statement on Form 8-A
(the "Form 8-A") filed with the Commission on September 3, 1999, as amended by Amendment No. 1 filed with the Commission on September 11, 2002.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Item 1 of the Registrant's Form 8-A is hereby amended as follows:

         In connection with the Agreement and Plan of Merger, dated as of October 30, 2002 (the "Merger Agreement"), between Zonagen, Inc. (the "Company") and Lavipharm Corp. ("Lavipharm") pursuant to which the Company agreed to enter into a merger (the "Merger") such that Lavipharm would merge with and into the Company, as more fully described therein, the Company and Computershare Investor Services LLC, as rights agent (the "Rights Agent"), entered into Amendment No. 2, dated as of October 30, 2002 ("Amendment No. 2"), to the Rights Agreement, dated as of September 1, 1999, as amended by a First Amendment to Rights Agreement dated as of September 6, 2002, between the Company and the Rights Agent (the "Rights Agreement"), in order to, among other things, amend: (i)
Section 1(p) of the Rights Agreement to provide that none of Lavipharm S.A., a Greek corporation, Lavipharm Group Holding S.A., a Luxembourg corporation, or their affiliates or associates will be an Acquiring Person (as defined in the Rights Agreement) and (ii) Section 3(a) of the Rights Agreement to provide that a Distribution Date (as defined in the Rights Agreement) will not occur solely because of (A) the approval, execution or delivery of, (B) consummation of the transactions contemplated under, or (C) issuance of any shares of Zonagen's common stock under, the Merger Agreement.

         Amendment No. 2 is incorporated herein by reference, and the foregoing description of Amendment No. 2 is qualified in its entirety by reference to Amendment No. 2.

ITEM 2.  EXHIBITS

         The following exhibits to this Registration Statement on Form 8-A/A, which constitute all constituent instruments defining the rights of the holders of the Common Stock of Zonagen, Inc. (the "Company"), including any contracts or other documents which limit or qualify the rights of such holders, are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission (the "Commission").

         3.1(a)+ Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form SB-2 (No. 33-57728-FW), as amended).

         3.1(b)+ Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Form 8-A).

         3.2+ Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form SB-2 (No. 33-57728-FW), as amended).

         4.1+ Rights Agreement dated September 1, 1999 between the Company and Computershare Investor Services LLC ("Computershare") (as successor in interest to Harris Trust and Savings Bank ("Harris Trust")), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Form 8-A).

         4.2+ Form of Rights Certificate (incorporated by reference to Exhibit B to Exhibit 4.1 to the Form 8-A).

         4.3+ First Amendment to Rights Agreement, dated as of September 6, 2002, between the Company, Harris Trust and Computershare (incorporated by reference to Exhibit 4.3 on Form 8-A/A as filed with the Commission on September 11, 2002).

         4.4* Second Amendment to Rights Agreement, dated as of October 30, 2002, between the Company and Computershare.

         + Incorporated herein by reference.
         * Filed herewith.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        ZONAGEN, INC.


Dated:   October 30, 2002               By: /s/ Louis Ploth, Jr.
                                           -------------------------------------
                                            Louis Ploth, Jr.
                                            Vice President, Business Development
                                            and Chief Financial Officer






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                                  EXHIBIT INDEX


Exhibit No.
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
         3.1(a)+  Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Registration
                  Statement on Form SB-2 (No. 33-57728-FW), as amended).

         3.1(b)+  Certificate of Designation of Series One Junior Participating
                  Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Form 8-A).

         3.2+ Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form
                  SB-2 (No. 33-57728-FW), as amended).

         4.1+ Rights Agreement dated September 1, 1999 between the Company and Computershare Investor Services LLC ("Computershare") (as successor in interest to Harris Trust and Savings Bank
                  ("Harris Trust")), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Form 8-A).

         4.2+     Form of Rights Certificate (incorporated by reference to
                  Exhibit B to Exhibit 4.1 to the Form 8-A).

         4.3+     First Amendment to Rights Agreement, dated as of September 6,
                  2002, between the Company, Harris Trust and Computershare
                  (incorporated by reference to Exhibit 4.3 on Form 8-A/A as filed with the Commission on September 11, 2002).

         4.4*     Second Amendment to Rights Agreement, dated as of October 30,
                  2002, between the Company and Computershare.

         + Incorporated herein by reference.
         * Filed herewith.



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